UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2007
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33676 (Commission File Number)	20-8456807 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 11, 2007, Encore Energy Partners LP (the “Partnership”) and certain affiliates entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Lehman Brothers, Inc., as representatives of the several underwriters (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment offering of 9,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $21.00 per Common Unit ($19.6088 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to buy up to an aggregate of 1,350,000 additional Common Units at the same price.
     In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
     The Underwriters and their affiliates may from time to time in the future engage in transactions with the Partnership and perform services for the Partnership in the ordinary course of their business. In addition, some of the Underwriters have engaged in, and may in the future engage in, transactions with Encore Acquisition Company (“EAC”) and perform services for EAC in the ordinary course of their business. An affiliate of UBS Securities LLC is a lender under EAC’s revolving credit facility and Royal Bank of Canada, an affiliate of RBC Capital Markets Corporation, is a lender under the Partnership’s revolving credit facility and a lender under EAC’s revolving credit facility. Accordingly, Royal Bank of Canada will receive a portion of the proceeds from the offering referred to above through the Partnership’s repayment of indebtedness under its revolving credit facility.
Item 7.01 Regulation FD Disclosure
     On September 11, 2007, the Partnership announced that it had priced the initial public offering of 9,000,000 Common Units. A copy of the press release is furnished as Exhibit 99.1 hereto.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

1.1	Underwriting Agreement dated as of September 11, 2007 among Encore Energy Partners LP, Encore Energy Partners GP LLC, Encore Energy Partners Operating LLC, Encore Acquisition Company and UBS Securities LLC and Lehman Brothers Inc., as representatives of the several underwriters named therein.

99.1	Press release dated September 11, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP By: Encore Energy Partners GP LLC, its general partner
Date: September 12, 2007	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer and Treasurer